Exhibit 99.2

Industrial Services of America, Inc.
Announces Appointment of Robert D. Coleman as Chief Financial Officer

LOUISVILLE, KY. (November 14, 2011)--(BUSINESS WIRE)-- Industrial Services of America, Inc. (NASDAQ: IDSA), announced today that it has appointed Robert D. Coleman as the Company's Chief Financial Officer.

Mr. Coleman, 41, is a certified public accountant with financial management experience in a number of industries.  He was most recently employed at Healthland, Inc., a private-equity backed software company, where he held various financial leadership roles, including that of Controller and interim CFO.  Prior to that, Mr. Coleman served as the CFO of a large aluminum billet and extrusion company based in the Louisville, KY area.

Mr. Coleman holds a Masters in Business Administration from the Indiana University Kelley School of Business, and a Bachelor of Science in Business Administration from the University of Louisville.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets. Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

Contact:

Industrial Services of America, Inc.

Harry Kletter, 502-366-3452

hklet@isa-inc.com

or

Robert D. Coleman, 502-366-3452

bcoleman@isa-inc.com

http://www.isa-inc.com/